Exhibit 99.1

FOR IMMEDIATE RELEASE

MADISON SQUARE GARDEN, INC.

REPORTS SECOND QUARTER 2010 RESULTS

NEW YORK, N.Y., August 6, 2010 – Madison Square Garden, Inc. (NASDAQ: MSG) today reported financial results for the second quarter ended June 30, 2010.

Madison Square Garden’s second quarter 2010 revenues increased 9.5% to $227.1 million compared to the prior year period, primarily reflecting an increase in revenue in the company’s MSG Media and MSG Entertainment segments. Adjusted operating cash flow (“AOCF”)(1) increased 303.7% to $42.4 million and operating income increased $34.5 million to $25.7 million, as compared to the second quarter of 2009. On an overall basis, AOCF and operating income growth were primarily driven by higher MSG Media revenue and lower operating expenses in the MSG Sports segment.

Second quarter net income of $14.0 million ($0.18 per diluted share) increased $17.9 million compared to a loss of $3.9 million (loss of $0.05 per diluted share) in the prior year period. The increase in net income primarily reflects the growth in operating income discussed above.

Madison Square Garden President and CEO Hank Ratner said: “Madison Square Garden’s strong second quarter growth is a continued reflection of the integrated approach to our dynamic content, iconic venues and programming distribution platforms. We are enthusiastic about the strategy we have in place and continue to see all three of our business segments as meaningful contributors to our profitability over the long term. In addition, the transformation of Madison Square Garden into a state-of-the-art facility is now underway and we remain confident that the transformed Arena will further enhance our growth profile in the years ahead.”

Results from Operations

Segment results for the quarters ended June 30, 2010 and 2009 are as follows:

	Revenue			AOCF			Operating Income (Loss)
$ millions	Q2 2010	Q2 2009	% Change	Q2 2010	Q2 2009	% Change	Q2 2010	Q2 2009	% Change
MSG Media	$134.5	$113.8	18.2%	$62.1	$39.9	55.7%	$56.7	$33.3	69.9%
MSG Entertainment	46.8	41.0	14.0%	(20.0)	(11.8)	(70.5)%	(22.8)	(16.1)	(41.6)%
MSG Sports	63.9	68.6	(6.9)%	3.5	(15.8)	—	0.6	(19.3)	—
Other (including eliminations)	(18.0)	(16.0)	(12.2)%	(3.2)	(1.8)	(76.5)%	(8.7)	(6.6)	(31.2)%

Total Company	$227.1	$207.3	9.5%	$42.4	$10.5	303.7%	$25.7	($8.8)	—

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Media

MSG Media revenues for the second quarter 2010 rose 18.2% to $134.5 million, primarily driven by affiliate fee revenue growth, and by an increase in advertising revenue. Affiliate fee revenue increased $19.7 million compared to the year ago period, largely attributable to higher contractual affiliation rates, including the impact of a new long-term affiliation agreement with Cablevision, which was effective January 1, 2010. Advertising revenue increased $1.0 million compared to the year ago quarter. AOCF increased 55.7% to $62.1 million and operating income rose 69.9% to $56.7 million, both as compared to the year ago period. These results primarily reflect the growth in affiliate and advertising revenue, as well as lower direct operating expense and lower selling, general and administrative expense.

MSG Entertainment

MSG Entertainment revenues for the second quarter 2010 rose 14.0% to $46.8 million, primarily led by an increase in the number of live entertainment events held at Radio City Music Hall. The segment’s AOCF loss increased by $8.3 million to a loss of $20.0 million and operating loss increased by $6.7 million to a loss of $22.8 million, both as compared to the prior year. MSG Entertainment AOCF and operating income results in the second quarter of 2010 include a $9.9 million impairment charge and operating losses related to a live entertainment production, slightly offset by improved net results at our owned and operated venues, and lower selling, general and administrative expense.

MSG Sports

MSG Sports revenues for the second quarter 2010 decreased 6.9% to $63.9 million. The decrease in revenues was primarily attributable to a decline in sports team playoff revenues and the absence of a marquee arena boxing event such as the one held in the second quarter of 2009, partially offset by higher broadcast rights revenue and regular season sports team ticket revenue. AOCF improved by $19.4 million to $3.5 million while the segment’s operating income improved by $19.9 million to $0.6 million. The improvement in AOCF and operating income mainly reflects lower sports team operating costs and lower selling, general and administrative expense.

About Madison Square Garden

Madison Square Garden is a fully-integrated sports, entertainment and media business. The company is comprised of three business segments: MSG Sports, MSG Entertainment and MSG Media, which are strategically aligned to work together to drive MSG’s overall business, which is built on a foundation of iconic venues and compelling content that MSG creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports consists of owning and operating sports franchises, including the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), and the Hartford Wolf Pack (AHL). MSG Sports also features other sports properties, including the presentation of a wide variety of live sporting events including professional boxing, college basketball, track and field and tennis. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular featuring the Radio City Rockettes, throughout the country. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in MSG’s diverse collection of venues. These venues include Madison Square Garden, Radio City Music Hall, the Theater at Madison Square Garden, the Beacon Theatre, the Chicago Theatre and the Wang Theatre. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from MSG’s venues. MSG Media consists of the MSG Networks (MSG, MSG Plus, MSG HD and MSG Plus HD) regional sports networks and the Fuse Networks (Fuse and Fuse HD), a national television network dedicated to music. MSG Media is also responsible for managing interactive initiatives across all business segments. More information is available at www.msg.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, excluding share-based compensation expense or benefit and restructuring charges or credits. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of the expense or benefit of awards under our equity plans (including restricted shares, restricted stock units, stock options and stock appreciation rights) allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices and/or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Barry Watkins Executive Vice President Communications Madison Square Garden (212) 465-5920	Alysia Lew Vice President Financial Communications Madison Square Garden (212) 465-5925	Ari Danes, CFA Vice President Investor Relations Madison Square Garden (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. EST at www.msg.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 90227143

Conference call replay number is 800-642-1687 / Conference ID Number 90227143 until August 13, 2010

MADISON SQUARE GARDEN, INC.

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$227,131	$207,336	$533,632	$488,654

Adjusted operating cash flow	$42,442	$10,512	$90,945	$26,496
Share-based compensation expense	(2,548)	(4,512)	(5,859)	(6,850)

Operating income before depreciation and amortization	39,894	6,000	85,086	19,646
Depreciation and amortization	(14,199)	(14,768)	(29,260)	(30,496)

Operating income (loss)	25,695	(8,768)	55,826	(10,850)
Other income (expense):
Interest income (expense), net	(988)	(397)	(1,106)	(668)
Miscellaneous, net	—	2,000	2,000	2,000

Income (loss) from operations before income taxes	24,707	(7,165)	56,720	(9,518)
Income tax benefit (expense)	(10,694)	3,266	(25,326)	3,678

Net income (loss)	$14,013	$(3,899)	$31,394	$(5,840)

Basic net earnings (loss) per common share	$0.19	$(0.05)	$0.43	$(0.08)

Diluted net earnings (loss) per common share	$0.18	$(0.05)	$0.41	$(0.08)

Basic weighted average common shares (000s)	73,957	73,309	73,705	73,309
Diluted weighted average common shares (000s)	76,773	73,309	76,488	73,309

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Depreciation and amortization. This adjustment eliminates depreciation and amortization in all periods.

•

Share-based compensation benefit (expense). This adjustment eliminates the compensation benefit (expense) relating to restricted stock, restricted stock units, stock options and stock appreciation rights granted under our employee stock plans and non-employee director plans in all periods.

MADISON SQUARE GARDEN, INC.

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended June 30,		% Change
	2010	2009
MSG Media	$134,482	$113,767	18.2%
MSG Entertainment	46,765	41,024	14.0%
MSG Sports	63,874	68,575	(6.9)%
Inter-segment eliminations	(17,990)	(16,030)	(12.2)%

Total Madison Square Garden, Inc.	$227,131	$207,336	9.5%

	Six Months Ended June 30,		% Change
	2010	2009
MSG Media	$273,987	$232,058	18.1%
MSG Entertainment	88,238	79,032	11.6%
MSG Sports	206,537	210,162	(1.7)%
Inter-segment eliminations	(35,130)	(32,598)	(7.8)%

Total Madison Square Garden, Inc.	$533,632	$488,654	9.2%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended June 30,		% Change	Three Months Ended June 30,		% Change
	2010	2009		2010	2009
MSG Media	$62,113	$39,880	55.7%	$56,660	$33,340	69.9%
MSG Entertainment	(20,037)	(11,752)	(70.5)%	(22,844)	(16,132)	(41.6)%
MSG Sports	3,545	(15,815)	—	587	(19,337)	—
All other	(3,179)	(1,801)	(76.5)%	(8,708)	(6,639)	(31.2)%

Total Madison Square Garden, Inc.	$42,442	$10,512	303.7%	$25,695	$(8,768)	—

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Six Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2010	2009		2010	2009
MSG Media	$123,892	$83,574	48.2%	$112,437	$70,260	60.0%
MSG Entertainment	(32,750)	(26,059)	(25.7)%	(39,129)	(33,711)	(16.1)%
MSG Sports	6,952	(27,022)	—	521	(33,606)	—
All other	(7,149)	(3,997)	(78.9)%	(18,003)	(13,793)	(30.5)%

Total Madison Square Garden, Inc.	$90,945	$26,496	243.2%	$55,826	$(10,850)	—

MADISON SQUARE GARDEN, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

(In thousands, except par value)	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$319,745	$109,716
Restricted cash	11,414	7,139
Accounts receivable (less allowance for doubtful accounts of $2,386 and $2,337)	108,983	130,460
Net receivable due from Cablevision	23,351	7,845
Prepaid expenses	33,038	36,849
Advances due from a subsidiary of Cablevision	—	190,000
Other current assets	29,578	37,049

Total current assets	526,109	519,058
Property and equipment, net of accumulated depreciation of $395,466 and $375,223	363,061	342,005
Other assets	129,543	131,820
Amortizable intangible assets, net of accum. amortization of $104,874 and $105,351	139,013	148,028
Indefinite-lived intangible assets	158,096	158,096
Goodwill	742,492	742,492

	$2,058,314	$2,041,499

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,506	$7,104
Accrued liabilities:
Employee related costs	57,791	71,646
Other expenses	86,252	85,815
Deferred revenue	128,549	133,584

Total current liabilities	274,098	298,149

Defined benefit and other postretirement obligations	55,947	45,165
Other employee related costs	37,801	44,407
Other liabilities	62,816	63,568
Deferred tax liability	513,907	484,107

Total liabilities	944,569	935,396

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 authorized; 62,247 outstanding	624	—
Class B Common stock, par value $0.01, 90,000 authorized; 13,589 outstanding	136	—
Preferred stock, par value $0.01, 45,000 authorized; none outstanding	—	—
Additional paid-in capital (paid-in capital, for the period prior to the Distribution)	1,023,081	1,042,283
Treasury stock	(3,723)	—
Retained earnings	109,267	77,873
Accumulated other comprehensive loss	(15,640)	(14,053)
Total stockholders’ equity	1,113,745	1,106,103

	$2,058,314	$2,041,499

MADISON SQUARE GARDEN, INC.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

(In thousands)	Six Months Ended June 30,
	2010	2009
Net cash provided by operating activities	$70,798	$15,529

Net cash used in investing activities	(41,766)	(23,810)

Net cash provided by (used in) financing activities	180,997	(461)

Net increase (decrease) in cash and cash equivalents	210,029	(8,742)
Cash and cash equivalents at beginning of period	109,716	70,726

Cash and cash equivalents at end of period	$319,745	$61,984